EXHIBIT 99.1

Liquid Holdings Group Announces Reorganization to Streamline Operations

HOBOKEN, N.J., July 9, 2015 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (NASDAQ:LIQD), a SaaS provider of investment management solutions for the buy side, today announced a reorganization of its operations and support teams to increase operating efficiencies and reduce the company's cost structure. The restructuring includes employee and consultant headcount reductions in the U.S., which have been implemented immediately.

The new organizational structure streamlines Liquid's client services and technical support teams through the creation of a single service center. This service center creates one point of contact for all solutions and services-related requests, and is designed to provide users of the Liquid platform with a better overall experience.

"Since our beginning we have focused on leading the industry in providing the highest level of client service. We are at the right point in our growth to take steps to ensure we have the best structure in place to meet that goal.  We view the creation of a single service center as a critical next step, following our recent office consolidation, which helped to improve communication and identify redundancies across teams responsible for servicing our customers," said Peter Kent, CEO of Liquid Holdings. "Moreover, these changes will reduce cash burn and provide the business with additional runway to execute on our growth objectives."

Based on initial estimates, Liquid had a cash balance of $12.1 million as of June 30, 2015.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (NASDAQ:LIQD) is a SaaS provider of investment management solutions for the buy side. The Liquid platform combines multi-asset order, execution and risk management with shadow NAV and investor reporting capabilities. Liquid goes a step further, backing its mission-critical front-office capabilities with managed services to transform manually intensive middle-office processes into an automated, seamless experience. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide.

Liquid was recently named Best EMS and Best New Cloud Application by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in Hoboken, New Jersey, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Liquid's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to improved response times to customer issues and improved customer experience; to reductions in the amount of the company's operating expenses; to increasing the amount of time for which Liquid can operate based on its current cash levels and projected operating income; and to expected changes in the company's results of operations or financial position. These statements are based on Liquid's beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled "Risk Factors" in our 2013 Form 10-K or our subsequent Quarterly Reports on Form 10-Q, could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to publicly update or revise any forward-looking statements.

CONTACT: Contact for Investor Relations:
         Monica Gould
         The Blueshirt Group
         +1 212 871-3927
         monica@blueshirtgroup.com

         Contact for Media Relations:
         Jon Schubin
         Cognito
         +1 646 395-6300
         Liquid@cognitomedia.com